===============================================================================


                          STOCK EXCHANGE AGREEMENT

                          entered into by and among

                          SECURITY BIOMETRICS, INC.

                            a Nevada corporation,

                          BIOMETRICS SECURITY, INC.

                            a Nevada corporation,

                                      and

                              IT'S SHAREHOLDERS


===============================================================================


                        Effective as of July 25, 2000
                               Vancouver, B.C.

                          STOCK EXCHANGE AGREEMENT


This STOCK EXCHANGE AGREEMENT (this Agreement") is made and entered into on the dates set forth below, to be effective as of July 25, 2000, by and among SECURITY BIOMETRICS, INC., a Nevada corporation and BIOMETRICS SECURITY, INC., a Nevada corporation (the "Acquired Company Shareholders"). References herein to SBC are references to SBC solely in its capacity as a legal entity under the laws of the State of Nevada, and not with respect to its capacity as a shareholder or owner of Security Biometrics Inc.

BIOMETRICS SECURITY INC. are referred to collectively herein as the "Acquired Company." SBC the Acquired Company Shareholders are referred to collectively herein as the "Parties" and sometimes individually as a "Party."

                                  RECITIALS

     A. On July 25, 2000, SBC and the Acquired Company, signed a letter of intent (the Letter of Intent')

     B. The letter of Intent provides for SBC to (a) accomplish a 1:4 forward stock split (a) forward "Stock Split" of all of its currently issued and outstanding common stock (b) complete any filings required to be made by SBC with the SEC, (c) change its name and (d) issue 37,500,000 shares of post common stock in exchange for 500,000 preferred shares converted at 75 common shares for each 1 preferred share and convert any and all issued common shares of Biometrics Security Inc. (up to a maximum 1,500,000 Shares) at a 1 Share of Biometrics Security Inc. in exchange for 1 Share of Security Biometrics Inc. (the "Acquisition Stock"). The Acquisition Stock shall be newly issued after the forward Stock Split to the Acquired Company Shareholders, who collectively own all of the issued and outstanding stock of the Acquired Company (the "Acquired Company Stock").

     C. In the event of a reorganization as defined in this Section in which BCS is not the surviving or acquiring company, or in which BCS is or becomes a wholly-owned subsidiary of another company on or after the effective date of the reorganization, the acquiring corporation will assume each Option granted under BSC 2000 Stock Option Plan, and the Options granted under this Agreement shall remain in effect. The term "Reorganization" as used in this Section shall remain in effect. The term "Reorganization" as used in this Section shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with BCS, of securities of the BCS pursuant to which BCS is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

     D. The Letter of Intent provides for the Acquired Company Shareholders to transfer to SBC, in exchange for the Acquisition Stock, all of the Acquired Company Stock.

     E. The Parties wish to enter into this Agreement to confirm and definitively provide for the transactions comtemplated in the Letter of Intent. When executed and delivered by the Parties as provided below, this Agreement shall supersede and replace the Letter of Intent in its entirety.

                                   AGREEMENT

     THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

                                    ARTICLE
                                       1
                                SHARE EXCHANGES

     1.1 STOCK EXCHANGES. SBC hereby agrees to sell, convey, assign and transfer the Acquisition Stock to the Acquired Company Shareholders in exchange for sale, conveyance, assignment and transfer to SBC of the Acquired Company Stock. The Acquired Company Shareholders and the Acquired Company hereby agree to sell, convey, assign and transfer the Acquired Company Stock to SBC in exchange for sale, conveyance, assignment and transfer to the Acquired Company Shareholders of the Acquisition Stock.

     1.2 ALLOCATION OF SHARES. The Acquisition Shares are allocated among the Acquired Company Stock as follows:


-------------------------------------------------------------------------------
                                  Allocated
  Acquired              Share             Acquisition
  Company                Type                Shares                Percentage
-------------------------------------------------------------------------------
 Biometrics       500,000 Preferred        37,500,000                96.1%
  Security
    Inc.          1,500,000 Common      1,500,000 Common             3.9%
-------------------------------------------------------------------------------
       Total:                              39,000,000                100%

     1.3 CLOSING. Consummation of the transactions described in this Agreement (the "Closing") will occur at 5:00 p.m. on or before July 25, 2000 (the "Closing Date") at the offices of Security Biometrics or at such other location as is mutually agreeable to the Parties.

     1.4 STOCK CONVEYED BY SBC. At the Closing, SBC shall convey to the Acquired Company Shareholders good, valid and marketable title to the Acquisition Stock, free and clear of encumbrances, claims, liens, security interests, pledges or mortgages of any kind. Unless and until the Acquisition Stock is registered under the Securities Exchange Act of 1934, no Acquired Company Shareholder shall be entitled to transfer all or any share of the Acquisition Stock unless the Acquired Company Shareholder first provides SBC with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. SBC shall be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement.

1.5 STOCK CONVEYED BY THE ACQUIRED COMPANY SHAREHOLDERS. At the Closing the Acquired Company Shareholders shall convey to SBC good, valid and marketable title to the Acquired Company Stock free and clear of encumbrances, claims, liens, security interests, pledges or mortgages of any kind. Following delivery to SBC of the Acquired Company Stock the Acquired Company shall deliver to SBC replacement certificates in the same number of shares in the Acquired Company Stock as delivered above, in the name of SBC.

                                   ARTICLE
                                      2
                       DELIVERIES BY SBC AT THE CLOSING

     2.1 DELIVERIES BY SBC. In addition to all other items required to be delivered by SBC at the Closing under this Agreement, SBC shall deliver all of the following items to each of the Acquired Company Shareholders, unless an item described below is to be delivered to a single Party:

     (a) the Acquisition Stock to the Acquired Company Shareholders, by delivery to the acquired Company Shareholders of one or more share certificates evidencing, ownership of the Acquisition Stock issued by SBC in the name of the Acquired Companies' Shareholders;

     (b) a certified copy of SBC articles of incorporation, amended as necessary to authorize issuance of the Acquisition Stock together with a certificate of SBC Secretary, confirming that the Acquisition Stock has been duly issued as required in this Agreement;

     (c) a current Certificate of Good Standing of SBC, issued by the Secretary of State of the State of Nevada;

     (d) corporate records of SBC consisting of at least the following: certified copies of SBC's bylaws, complete minute books and a copy of SBC stock transfer ledger;

     (e) a balance sheet of SBC dated as of June 30, 2000, prepared by SBC's controller or accountant in accordance with generally accepted accounting principles consistently applied;

     (f) certificates of the Secretary and the Vice President or the President of SBC verifying the accuracy and authenticity of all corporate records, other materials, disclosures or documents of SBC delivered or provided by SBC at the Closing, and confirming the accuracy on the Closing Date of all representations and warranties of SBC contained herein;

     (g) resignations of all officers and members of the board of directors of effective as of or prior to the Closing Date;

     (h) certified copies of resolutions of the board of directors of SBC authorizing execution and delivery of this Agrement by SBC and consummation by SBC of all of the transactions that are comtemplated herein;

     (i) a legal opinion of SBC's securities counsel Carmine Bua addressed to the Acquired Company in form mutually agreeable to the Parties;

     (j) copies of all contracts loan agreements, memoranda and other documents or instruments to which SBC is a party or by which it is bound or to which it or any of its assets is subject.

     2.2 OTHER DOCUMENTS AND INSTRUMENTS. SBC shall also deliver any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to SBC's stock in the Acquired Company Shareholders, on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties shall be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same, and shall include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligation, to which SBC is a party or pursuant to which a change in the stock ownership of SBC is deemed to constitute an assignment or transfer requiring such consent or approval. These additional conveyances and transfers shall be made by SBC with a view toward placing the Acquired Company Shareholders, on or prior to the date of the Closing in actual possession and ownership of stock of SBC as provided herein.

                                   ARTICLE
                                      3
              DELIVERIES BY THE ACQUIRED COMPANY'S SHAREHOLDERS
                               AT THE CLOSING

     3.1 DELIVERIES BY THE ACQUIRED COMPANY SHAREHOLDERS. In addition to all other items required to be delivered by the Acquired Company Shareholders at the Closing under this Agreement, at the Closing the Acquired Company Shareholders shall deliver all of the following items to SBC:

     (a) the Acquired Company's Stock by delivery to SBC of one or more share certificates evidencing ownership of the Acquired Company Stock endorsed in blank by the Acquired Company Shareholders in the name of SBC.

     (b) certified copies of the Acquired Company articles of incorporation, together with certificates of the Acquired Company confirming that the Acquired Company Stock has been duly transferred on the books and records, and in the stock transfer ledgers of the Acquired Company, as required in this Agreement;

     (c) a current Certificate of Good Standing of the Acquired Company, issued by the Secretary of State in the state of Nevada;

     (d) corporate records of the Acquired Company Shareholders consisting of at least the following: certified copies of the Acquired Company Shareholders bylaws' complete minute books and a copy of the Acquired Company Shareholders' stock transfer ledger;

     (e) a balance sheet of Biometrics Security Inc. dated as of August 31, 2000, and prepared by the controller or accountant of the Acquired Company in accordance with generally accepted accounting principles consistently applied;

     (f) certificates of the Secretary and the Vice President or the President of the Acquired Company verifying the accuracy and authenticity of all corporate records, other materials' disclosures or documents pertaining to the Acquired Company delivered or provided by the Acquired Company Shareholders at the Closing, and confirming the accuracy on the Closing Date of all representations and warranties of the Acquired Company Shareholders and the Acquired Company Shareholders as contained herein;

     (g) certified copies of resolutions of the board of directors of the Acquired Company authorizing execution and delivery of this Agreement by the Acquired Company and consummation by the Acquired Company of all of the transactions that are contemplated herein;

     (h) a legal opinion of the Acquired Company's counsel addressed to SBC in form mutually agreeable to the Parties; and

     (i) copies of all contracts of $5,000 (U.S.) or more, loan agreements memoranda and other documents or instruments to which the Acquired Company is a party or by which it is bound or to which it or any of its assets is subject

     3.2 OTHER DOCUMENTS AND INSTRUMENTS. The Acquired Company, shall also deliver to SBC any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to the Acquired Company Stock by SBC on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties shall be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same, and shall include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligations to which the Acquired Company Shareholders is a party or pursuant to which a change in the stock ownership of any of the Acquired Company is deemed to constitute an assignment or transfer shall be made by the Acquired Company with a view toward placing SBC on, or prior to, the date of the Closing in actual possession and ownership of all of the stock of the Acquired Company as provided herein.

                                    ARTICLE
                                       4
                      REPRESENTATION'S AND WARRANTIES OF SBC

     SBC hereby represents and warrants to and covenants with, the Acquired Company Shareholders that the representations and warranties provided below are true, correct, accurate and complete in any and all respects as of the effective date of this Agreement and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "SBC Disclosure Schedule"). The SBC Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below.

     4.1 ORGANIZATION OF SBC. SBC is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Nevada.

     4.2 AUTHORIZATION OF TRANSACTION. SBC has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

     4.3 ENFORCEABLE OBLIGATION. This Agreement constitutes the valid and legally binding obligation of SBC, enforceable against SBC in accordance with this Agreement's terms.

     4.4 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by SBC will (i) to SBC knowledge, violate any statute, law, regulation, rule, judgement, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court of the States of Nevada or of the United States to which SBC the Acquisition Stock are subject or any provision of the articles of incorporation or bylaws or similar governing rules or documents of SBC (ii) conflict with, result in a breach of, constitute a default under result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation of an court of the States of Nevada or of the United States or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, or mortgage or instrument of indebtedness or under any other arrangement to which SBC is a party or by which it or the Acquisition Stock are bound or to which it or any of the Acquisition Stock is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any of the Acquisition Stock. To its knowledge, SBC does not need to give any notice to make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency of the States of Nevada or of the United States in order for the Parties to consummate the transactions contemplated by this Agreement, except those that will be obtained or made prior to Closing or those which would fail to have a material adverse effect on the ability of SBC to consummate the transactions contemplated by this Agreement.

     4.5 THE ACQUISITION STOCK. As of the date of Closing, the Acquisition Stock will constitute, in the aggregate, 74% percent of all of the issued and outstanding common stock of SBC, with the rights, privileges and preferences that are described in SBC's articles of incorporation. As of the date of Closing the Acquisition Stock will have been duly and validly issued and is and will be nonassessable. The Acquisition Stock will be restricted stock; consistent with Section 1.5 of this Agreement. Title to the Acquisition Stock will be in the name of the Acquired Company Shareholders in the official records of SBC and in the records of SBC's stock transfer agent.

     4.6 LITIGATION. To SBC's knowledge, SBC is not subject to any unsatisfied judgement, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. SBC has no actual reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought or threatened against SBC in connection with the transactions contemplated in this Agreement.

     4.7 MATERIAL INFORMATION. As of the Closing no representation or warranty by SBC nor any statement or certificate furnished or to be furnished to the Acquired Company Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing SBC will deliver to the Acquired Company Shareholders a Disclosure Document ("Disclosure Document") that provides the Acquired Company Shareholders with all material information concerning SBC and the Acquisition Stock as required by Rule 10b-5 of the Securities and Exchange Commission, and SBC, the Acquired Company Shareholders will take all actions and steps that are necessary, to cause the Acquired Company Shareholders acquisition of the Acquisition Stock to be qualified under Regulation D of the Securities and Exchange Commission as a private placement of securities and to be similarly qualified under applicable provisions of the laws of the State of Nevada. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulator agencies to accomplish the results contemplated in this paragraph.

     4.8 DOCUMENTATION. Prior to the Closing SBC will deliver to the Acquired Company Shareholders, materially correct, accurate and complete copies of all of the contracts, agreements and documents that comprise or relate to SBC or the Acquisition Stock in any way. As to such contract, agreement, or document (collectively, each "Contract"):

     (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

     (b) to the extent permitted by applicable law, after the Closing, to the best of SBC knowledge each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

     (c) to the knowledge of SBC no party to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

     (d) to the knowledge of SBC no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such thing is likely to occur or may occur in the future;

     (e) to the knowledge of SBC there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

     (f) to the knowledge of SBC, SBC has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Contract.

     4.9  LEGAL COMPLIANCE.

     (a) To its knowledge, SBC has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments of the States of Nevada and the United States (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing investigation, claim, demand, or notice has been filed or commenced against any of SBC alleging any failure to comply with any such law or regulation.

     (b) SBC has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

     4.10 RECEIPT OF DISCLOSURE SCHEDULE. Prior to Closing SBC received and reviewed a copy of the Disclosure Schedule, if any, described in Section 5.10, had discussions with representatives of the Acquired Company and the Acquired Company Shareholders, and received from such representatives such additional documents and information as SBC requested.

     4.11 RESTRICTED STOCK. SBC understands that the Acquired Company Stock will not be registered with the Securities and Exchange Commission and that transferability of the Acquired Company Stock will be subject to the provisions and restrictions of state and federal securities laws.

     4.12 RESTRICTED STOCK. SBC is the sole party in interest agreeing to purchase the Acquired Company Stock by entering into this Agreement. SBC is acquiring the Acquired Company Stock for SBC's own account, for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated in the previous paragraph, SBC is aware that as of the date of Closing the Acquired Company Stock has not been and will not be registered under the 1933 Act.

     4.13 THIRD PARTY CONSENTS. All third parties, if any, whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule, if any. The Disclosure Schedule, if any, also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

     4.14 DUE DILIGENCE PERIOD. During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), SBC shall be entitled to investigate the Acquired Company, review their files, visit the Acquired Company business premises and to talk with officers and employees of the Acquired Company and to meet with any and all other third parties, public and private, and to perform such other due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as SBC determines is necessary or proper.


                                    ARTICLE
                                       5
                 REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                         THE ACQUISITION SHAREHOLDERS

     5.1 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY SHAREHOLDERS. The Acquired Company Shareholders represent and warrant to, and covenant with SBC that the representations and warranties provided below are true, correct, accurate and complete in all respects as of the effective date of this Agreement, and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "Acquired Company Shareholders Disclosure Schedule"). The Acquired Company Shareholders Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below.

     5.2 ORGANIZATION OF THE ACQUIRED COMPANY. The Acquired Company is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Nevada.

     5.3 AUTHORIZATION OF TRANSACTION. The Acquired Company has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

     5.4 ENFORCEABLE OBLIGATION. This Agreement constitutes the valid and legally binding obligation of the Acquired Company and the Acquired Company Shareholders, enforceable against each of them in accordance with this Agreement's terms.

     5.5 NONCONTRAVENTION. Neither the execution and deliver of this Agreement by the Acquired Company and the Acquired Company Shareholders, nor the consummation by any of them of the transactions contemplated hereby, will
(i) violate any statute, law, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Acquired Company or the Acquired Company Shareholders or the Acquired Company Stock are subject, or any provision of the articles of incorporation or bylaws or similar governing rules or documents of any of the Acquired Company, (ii) conflict with, result in a breach of constitute a default under, result in the acceleration of create in any part, the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which any of the Acquired Company of the Acquired Company Shareholders is a party or by which any of them is bound or to which any of them is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any assets of the Acquired Company or any of the Acquired Company Stock. No Acquired Company or Acquired Company Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. The description of the Acquired Company Stock that is contained in 1.2 of this agreement is true, correct, complete and accurate in any and all respects and constitutes 100% of all of the issued and outstanding stock of the Acquired Company. There are no warrants or other interests or rights to acquire the Acquired Company Stock other than a conversion on the preferred stock (1 Preferred Share can be converted to 75 Common Shares) to be exchanged for Common Shares and any issued Common Shares of Biometrics Security Inc. (up to a maximum of 1,500,000 Common Shares) at 1 Share of Biometrics Security Inc. exchange for 1 Share of Security Biometrics Inc. and the 2000 Biometrics Security Inc. Stock Option Plan outlined (Exhibit F).

     5.6 DOCUMENTATION. Prior to the Closing, the Acquired Company and/or the Acquired Company Shareholders will deliver to SBC true, correct, accurate and complete copies of all of the contracts, agreements and documents that comprise or relate to the Acquired Company or the Acquired Company Stock in any way. As to each such contact, agreement or document (collectively, each "Contract"):

     (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

     (b) to the extent permitted by applicable law, after the Closing to the best of the Acquired Company knowledge and the Acquired Company Shareholders knowledge each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

     (c) to the best knowledge of each of the Acquired Company and the Acquired Company Shareholders, no party, to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

     (d) to the best knowledge of the Acquired Company and the Acquired Company Shareholders, no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such thing is likely to occur or may occur in the future;

     (e) there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

     (f) no Acquired Company nor Acquired Company Shareholders have assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered an interest in the Contract.

     5.7 LITIGATION. No Acquired Company or Acquired Company Shareholders are subject to any unsatisfied judgement, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Canadian federal, provincial or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. No Acquired Company or Acquired Company Shareholder has any reason to believe that any charge, complaint, action, suit, proceeding, hearing or investigation will or may be brought or threatened against the Acquired Company in connection with the transactions contemplated in this Agreement.

     5.8  LEGAL COMPLIANCE.

     (a) The Acquired Company has complied with all laws (including rules and regulations thereunder) of Canadian federal, provincial and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Acquired Company, alleging any failure to comply, with any such law or regulation.

     (b) The Acquired Company has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and capital employment opportunities.

     5.9 MATERIAL INFORMATION. As of the Closing, no representation or warranty by the Acquired Company or the Acquired Company Shareholders, nor any statement or certificate furnished or to be furnished to any person or Party pursuant hereto or in connection with the transactions contemplated hereby: contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing The Acquired Company Shareholders will deliver to SBC a Disclosure Document ("Disclosure Document") that provides SBC with all material information concerning the Acquired Company, as required by Rule 10b-5 of the Securities and Exchange Commission, and the Acquired Company Shareholders and SBC will take all actions and steps that are necessary to cause the Acquired Company Shareholders acquisition of the Acquisition Stock to be qualified under Regulation D of the Securities and Exchange Commission as a private placement of securities and to be similarly qualified under applicable provisions of the laws of the State of Nevada. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulatory agencies to accomplish the results contemplated in this paragraph

    5.10 RECEIPT OF DISCLOSURE SCHEDULE. Prior to making the decision to acquire the Acquisition Stock as provided herein, the Acquired Company and the Acquired Company Shareholders received and reviewed a copy of the Disclosure Schedule described in Section 4.10, had discussions with representatives of SBC and received from such representatives such additional documents and information as the Acquired Company Shareholders requested. The Acquired Company Shareholders acknowledges that he or she is sophisticated and experienced in matters relating to SBC and its planned business activities as described in the Disclosure Schedule.

      5.11  INVESTMENT COMPANY ACT OF 1940.  The Acquired Company
Shareholders agrees that at no time will he or she increase the number of beneficial owners of the Acquisition Stock (as that term is defined in Section 3(c)(1) of the Investment Company of 1940, as amended).

      5.12 RESTRICTED STOCK. The Acquired Company Shareholders understands that the Acquisition Stock will be restricted stock, not registered with the Securities and Exchange Commission. Unless and until the Acquisition Stock is registered under the Securities Exchange Act of 1934, no Acquired Company Shareholder shall be entitled to transfer all or any share of the Acquisition Stock unless the Acquired Company Shareholder first provides with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. SBC shall be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement.

      5.13 REGISTRATION REPRESENTATIONS. Acquired Company Shareholders is the sole party in interest agreeing to purchase the Acquisition Stock by entering into this Agreement. The Acquired Company Shareholders are acquiring the Acquisition Stock for the Acquired Company Shareholder's own account, for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated above, the Acquired Company Shareholders is aware that as of the date of Closing the Acquisition Stock has not been and will not be registered under the 1933 Act and that SBC provides no assurance that the Acquisition Stock will ever be registered under such act. Each of the Acquired Company Shareholders is willing and able and agrees to bear the economic risk of investment in the Acquisition Stock for an indefinite period of time, and each is capable of bearing that risk. The Acquired Company Shareholders is knowledgeable with respect to the financial, tax and business aspects of ownership of the Acquisition Stock and of the business operations conducted by SBC, or the Acquired Company has been represented by a person with such knowledge and expertise in connection with acquisition of the Acquisition Stock.

      5.14 THIRD PARTY CONSENTS. All third parties, if any, whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule, if any. The Disclosure Schedule, if any, also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

      5.15 DUE DILIGENCE PERIOD. During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), The Acquired Company Shareholders shall be entitled to investigate, review its files, to visit SBC business premises and to talk with officers and employees of SBC and to meet with any and all other third parties, public and private, and to perform such officer due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as any Acquired Company Shareholder determines is necessary or proper. The Acquired Company Shareholders have received the financial statements of SBC dated through March 31, 2000, and deems them sufficient for purposes of entering into this transaction.

      5.16 FINANCIAL STATEMENTS. Attached to this Agreement as Exhibit D are balance sheets (the "Financial Statements") of the Acquired Company. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and are true and accurate. Since the date of the Financial Statements, there has been no change in the financial condition of the Acquired Company. The Acquired Company have no liabilities, commitments or obligations, contingent or otherwise not shown on the Financial Statements.

                                    ARTICLE
                                       6
                            CONDITIONS PRECEDENT

      6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SBC. The following are conditions precedent to the obligation of SBC to sell and convey the Acquisition Stock to the Acquired Company Shareholders and to receive an assignment of the Acquired Company Stock at the Closing. Any condition listed below may be waived by SBC at or prior to the Closing Date.

      (a) Delivery to SBC of all information and materials required to be delivered to SBC under any provision of this Agreement;

      (b)  Receipt of all necessary third party consents;

      (c) Performance by each Acquired Company Shareholder of all of his or her or its obligations under this Agreement that are required to be performed prior to Closing;

      (d) True and correct representations and warranties by the Acquired Company and the Acquired Company Shareholders in connection with this Agreement; and

      (e) Discovery of no material adverse information at or prior to the Closing concerning the Acquired Companies.

      6.12 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY SHAREHOLDERS. The following are conditions precedent to the obligations of Acquired Company Shareholders to sell and transfer the Acquired Company, Stock to SBC and to acquire the Acquisition Stock from SBC at the Closing. Any condition listed below may be waived by the Acquired Company Shareholders at or prior to the Closing.

      (a) Delivery to the Acquired Company Shareholders of all information and materials required to be delivered by SBC under any provision of this Agreement;

      (b)  Receipt of all necessary third party consents;

      (c) Performance by SBC of all of its obligations under this Agreement that are required to be performed prior to Closing; and

      (d) Discovery of no materially adverse information at or prior to the Closing concerning SBC.

      6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall continue to be the obligations of the Parties for a period of two years after the date of the Closing.

                                    ARTICLE
                                       7
                              GENERAL PROVISIONS

      7.1 COSTS AND FEES. If any Party breaches any term of this Agreement, the breaching Party agrees to pay the non-breaching Party all reasonable attorneys' fees, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs, court costs and other costs and expenses incurred by the non-breaching Party in enforcing this Agreement or preparing for legal or other proceedings, at the trial or appellate level, whether or not such proceedings are instituted. If any legal or other proceedings are instituted, the Party prevailing in any such proceeding shall be paid all of the aforementioned costs, expenses and fees by the other Party, and if any judgment is secured by such prevailing Party, all such costs, expenses, and fees shall be included in such judgment, attorneys fees to be set by the court and not by the jury. References in this paragraph to "legal proceedings" refer to litigation as well as arbitration proceedings and any other similar or related proceedings.

      7.2 WAIVER. No delay by a Party in exercising any right or remedy shall constitute a waiver of a Party's rights under this Agreement, and no waiver by either Party of the breach of any covenant of this Agreement by the other shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

      7.3 INDEMNIFICATION. Each Party (the "Indemnifying Party") shall protect, indemnify and hold harmless the other Party and its directors, officers, employees, agents, affiliates and representatives (each an "Indemnified Party") against any and all costs, expenses, damages (whether such damages are general, special consequential, limited, direct or indirect or incidental), liabilities or losses, including attorneys' fees, caused by, for or on account of the Indemnifying Party's negligence, gross negligence or willful misconduct or failure to perform its obligations under this Agreement or the negligence, gross negligence or willful misconduct of the Indemnifying Party's directors, officers, employees, agents affiliates or representatives.

      (a) If an Indemnified Party intends to seek indemnification under this paragraph from any Indemnifying Party with respect to any action or claim, the Indemnified Party shall give the Indemnifying Party notice of such claim or action upon the receipt of actual knowledge or information by the Indemnified Party of any possible claim or of the commencement of such claim or action, which period shall in no event be later than the earlier of (i) fifteen business days prior to the last day of responding to such claim or action or (ii) one half of the period allowed for responding to such claim or action or, if no time period for responding exists, as soon as reasonably possible. The Indemnifying Party shall have no liability, under this paragraph for any claim or action for which such notice is not provided, unless the failure to give such notice does not prejudice the Indemnifying Party.

     (b) The Indemnifying Party shall have the right to assume the defense of any such claim or action, at its sole cost and expense, with counsel designated by the Indemnifying Party and reasonably satisfactory to the Indemnified Party provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying party, the Indemnified Party shall have the right to select separate counsel, at the Indemnifying Party's expense, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party.

     (c) Should any Indemnified Party, be entitled to indemnification under this Section as a result of a claim by a third party, and should the Indemnifying Party fail to assume the defense of such claim or action the Indemnified Party may, at the expense of the Indemnifying Party, contest or, (with the prior consent of the Indemnifying Party; which consent shall not be unreasonably withheld) settle such claim or action. Except to the extent expressly provided herein, no indemnified Party shall settle any claim or action with respect to which it has sought or intends to seek indemnification pursuant to this Section without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     (d) If an Indemnifying Party is obligated to indemnify and hold any Indemnified Party harmless under this Agreement, the amount owing to the Indemnified Party shall be the amount of such Indemnified Party's actual out of pocket loss, net of any insurance or other recovery.

     (e) The duty to indemnify under this Agreement will continue in full force and effect for a period of two years with respect to any loss, liability damage or other expense based on facts or conditions which occurred prior to such termination.

     7.4 NOTICES. No notice, consent, approval or other communication provided for herein or given in connection herewith shall be validly given, made, delivered or served unless it is in writing and delivered personally, sent by overnight courier, or sent by rapstered or certified United States mail postage prepaid, with return receipt requested, to the addresses for each Party set forth below. Any Party hereto may from time to time change its address by notice to the other Parties given in the manner provided herein. Notices, consents, approvals, and communications by mail shall be deemed delivered upon the earlier of forty-eight (48) hours after deposit in the United States mail in the manner provided above or upon delivery to the respective addresses set forth above if delivered personally or sent by overnight courier. Addresses of the Parties are the following:

     To SBC:           Attn: George Gould
                       #219 - 1118 Homer St.
                       Vancouver, BC V5B 6L5

     with a copy to:   Carmine Bua
                       Suite #333 - 3838 Camino Del Rio

                       North San Diego, California 92108 1789

     To BSC:           Attn: Stephen Henry
                       #214 - 1118 Homer St.
                       Vancouver, BC V6B 6L5

     with a copy to:   Patrick W. Watson & Barrister & Solicitor
                       #415 South Tower, 5811 Cooney Rd.
                       Richmond, BC V6X 3M1

     To the Acquired Companies Shareholders:

                       Stephen Henry
                       7924 Limewood Place
                       Vancouver, BC  V5S 4A7

                       Gesture Recognition Technologies (GRT) International
                        Limited
                       c/o CIBC Trust and Merchant Bank (Barbados) Limited Warrens, St. Michael
                       Barbados, W.I.

                       Shareholders through the Reg S and Reg D private placement of stock listed as Exhibit G "attached"

     7.5 INTERPRETATION AND TIME. The captions of the paragraphs of this Agreement are for convenience only and shall not govern or influence the interpretation hereof. This Agreement is the result of negotiations between the Parties and, accordingly, shall not be construed for or against either Party regardless of which Party drafted this Agreement or any portion thereof. Time is of the essence under this Agreement.

     7.6 SUCCESSORS AND ASSIGNS. All of the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

     7.7 NO PARTNERSHIP. This Agreement is not intended to, and nothing contained in this Agreement shall create any partnership, joint venture or other similar arrangement between the Parties.

     7.8 FURTHER DOCUMENTS. Each of the Parties shall execute and deliver all such other and additional documents and perform all such acts, in addition to execution and delivery of this Agreement and performance of the Party's obligations hereunder, as are reasonably required from time to time in order to carry out the purposes, matters and transactions that are contemplated in this Agreement.

     7.9 INCORPORATION OF EXHIBITS. All exhibits attached to this Agreement are by this reference incorporated herein.

     7.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada without giving effect to the conflict of law provisions or principles of the State of Nevada.

     7.11 DATE OF PERFORMANCE. If the date of performance of any obligation or the last day of any time period provided for herein should fall on a Saturday, Sunday or legal holiday, then said obligation shall be due and owing, and said time period shall expire, on the first day, thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed no later than 5:00 p.m., Vancouver, BC time, on the day of performance.

     7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts. This Agreement may be signed by original signatures or by fax signatures. Any set of counterparts of this Agreement, whether faxed or originals or both, showing signatures by all Parties, taken together, shall constitute a single copy of this Agreement.

     7.13 RESOLUTION OF DISPUTES. In the event of any dispute between the Parties as to their rights and obligations under this Agreement, including but not limited to, any question as to whether or not a Party has performed its obligations fully or remedied an alleged breach, and any and all other disputes arising under this Agreement, shall be resolved as follows:

     (a) The Parties shall submit their dispute to at least four (4) hours of mediation in accordance with the mediation procedures of American Arbitration Association ("AAA").

     (b) In the event the dispute does not then settle within 15 calendar days after the first mediation session, the Parties agree to submit the dispute to binding arbitration in accordance with the arbitration procedures of the AAA except as modified in this Agreement. The arbitration hearing shall be conducted no later than 45 calendar days after the first mediation session.

     (c) The arbitrator or arbitrators conducting the arbitration hearing shall render the arbitration decision in writing which writing shall explain the reasoning and bases for the decision.

     (d)  The Parties agree to share equally the costs of mediation.
However, if the dispute is settled through arbitration, the prevailing Party shall be entitled to recover all costs incurred, including reasonable attorneys fees, to enforce its rights hereunder, in addition to any damages recovered, as provided in "Costs and Fees" above.

     7.14 SEVERABILITY. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

     7.15 ASSIGNMENT. No Party shall assign this Agreement, nor any interest arising herein, without the written consent of the other Parties.

     7.16 RECITALS. The recitals set forth above are a part of this Agreement.

     7.17 JURISDICTION AND VENUE. Venue for and jurisdiction over any legal proceedings is available to the Parties hereunder shall lie in the appropriate courts of the State of Nevada, located in Las Vegas, Nevada.



     IN WITNESS WHEREOF, the Parties hereto have hereunder affixed their signatures on the dates set forth below to be effective as of the date first set forth above.



                                       SECURITY BIOMETRICS INC.
                                       corporation.




Date: July 24, 2000                    By:  /s/ Tanis Cornwall
                                          -----------------------------
                                       Name: Tanis Cornwall
                                            ---------------
                                       Its: Secretary
                                           ----------

                                       BIOMETRICS SECURITY INC.
                                       a Nevada corporation,


Date: July 24, 2000                    By: /s/ Stephen Henry
                                          -----------------------------
                                       Name: Stephen Henry
                                            ---------------
                                       Its: President
                                           ----------


                                       BIOMETRICS SECURITY INC.
                                       Shareholders

Date: July 24, 2000                    By: /s/ Stephen Henry
                                           -----------------------------
                                       Name: Stephen Henry
                                             ---------------


Date: July 24, 2000                    By: /s/ Ian Phillips
                                          -----------------------------
                                       Name: Gesture Recognition Technologies
                                            ---------------------------------
                                       (GRT) International Limited, Ian Phillips
                                       -----------------------------------------
                                       Its: Director
                                           ---------

                                    EXHIBIT A

                             SBC Disclosure Statement

CONTENTS:




                                      N/A

                                    EXHIBIT B

                             BSC Disclosure Statement

CONTENTS:



                                      N/A

                                    EXHIBIT C


1)    SBC Financial Statement

              Period Ending June 30, 2000 "Audited" attached.

                                    EXHIBIT D


1)    BSC Financial Statement

              Period Ending September 15, 2000 "Audited" attached.

                                    EXHIBIT E


1)    Letter of Intent dated July 21, 2000 ATTACHED.

                                   EXHIBIT E

                               LETTER OF INTENT

This letter of intent made this 21st day of July 2000 between Great Bear Investments Inc. (G.B.I.V.) and Biometrics Security Inc. (B.S.I.) will cover the intent of each party fully.

G.B.I.V. will do its best to complete the following.

1.  Complete a consent resolution to approve the following
    a.  Approve a 1 old share for 4 new share forward split;
    b.  Approve the addition of George Gould to the board of directors;
    c.  Accept the resignation of Michael Tomlinson as a director;
    d. Approve a change of name from Great Bear Investments Inc. to Security Biometrics Inc.
    e.  Secure a new cusip number and trading symbol;
    f. Approve an exchange of shares whereby G.B.I.V. issues 38,500,000 share of its common in exchange for all of the issued and outstanding share in B.S.I.

2.  Complete any and all delinquent regulatory filings and update audits.

3.  Provide all requested diligence material to B.S.I.

BIOMETRICS SECURITY INC. will do their best to complete the following sequence of events.

    a. Complete financial audit on B.S.I. on or before 60 days of execution of this letter of intent;
    b.  Advise G.B.I.V. of the outstanding shares issued in B.S.I.
    c. Deliver a certificate of good standing, copy of articles and by-laws covering the corporation
    d. Deliver resumes on all of the new directors and officers of the new corporation
    e.  Provide all requested diligence material on B.S.I.

                           NATURE OF B.S.I. BUSINESS

Biometrics Security was created to specifically develop, market under license and sell static and dynamic biometric technologies specific to the security applications of banking and financial transactions. These include, but are not limited to: dynamic gesture recognition technology (GRT), static biometric finer or palm prints, retinal scans, and voice recognition systems. GRT is a dynamic system that interprets hand gestures or signatures using sophisticated software algorithms and performed on proprietary touchpads. Gesture recognition technology is deemed superior to existing pen input and signature recognition technologies.

Biometrics Security is positioning itself as a key provider of biometric security interfaces that will offer a wide array of "end-to-end" solutions targeted to the

Biometrics Security is positioning itself as a key provider of biometric security interfaces that will offer a wide array of "end-to-end" solutions targeted to the specific multi-trillion dollar banking and financial transaction markets.

Despite the rise in electronic transactions, little has been done to bring the user security interface up to par with the current state of biometric technologies.

This provides Biometrics Security with an exceptional opportunity. The Company's mission, "TO MAKE SECURITY APPLICATIONS FOR BANKING AND FINANCIAL TRANSACTIONS SIMPLE, NATURAL, AND EFFECTIVELY SECURE" -- addresses precisely the present gap in security technology.

GREAT BEAR INVESTMENTS INC. POST ROLL FORWARD "SHARE STRUCTURE"

  1  Authorized and issued share capital
     Before Roll Forward                   3,125,000
     After Roll Forward                   12,500,000

  2  Reg S offering up to a max of         1,000,000

  3 Share exchange (Licensing agreement for banking and all financial transactions)
     Post                                 37,500,000
                                          ----------

  TOTAL POST ROLLFORWARD ISSUED AND OUTSTANDING SHARES 51,000,000


IN WITNESS WHEREOF the parties agree by executing this letter of intent subject to approval by the shareholders of each corporation.

Great Bear Investments Inc.            Biometrics Security Inc.


By /s/ Alan D. Wilson                  By /s/ Stephen Henry
   ------------------------               ---------------------
Its President                          Its President


/s/ Tanis Cornwall
---------------------------
Its Secretary

                                   EXHIBIT F

1)  2000 Stock Option Plan Attached.

                                   EXHIBIT F

                            BIOMETRICS SECURITY INC.

                            2000 STOCK OPTION PLAN



1.   INTERPRETATION

1.1 DEFINED TERMS - For the purposes of this Plan, the following terms shall have the following meanings:

     (a) "AFFILIATE" means a Parent Corporation or a Subsidiary Corporation of a corporation;

     (b) "ASSOCIATE" means, where used to indicate a relationship with any Person,

            (i)    any relative of that Person,

            (ii) any person of the opposite sex to whom that Person is married or with whom that Person is living in a conjugal relationship outside marriage,

            (iii) any relative of a Person mentioned in clause (ii) who has the same home as that Person,

            (iv)   any partner of that Person,

            (v) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or

            (vi) any corporation of which such Person beneficially owns, directly or indirectly, voting securities carrying more than ten percent of the voting rights attached to all outstanding voting securities of the corporation;

     (c) "BENEFICIAL OWNER" of a security includes any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has voting power over the security or the power to dispose or direct the disposition of the security, and any Person who uses a trust or other arrangement with the purpose or effect of divesting such Person of beneficial ownership as part of a plan to evade the reporting requirements of section 13 of the Exchange Act shall be deemed to be the Beneficial Owner of the security;

     (d)    "BOARD" means the Board of Directors of the Company;

     (e) "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time;

     (f) "COMMITTEE" means a committee of the Board appointed in accordance with this Plan, or if no such committee is appointed, the Board itself;

     (g)    "COMPANY" means Biometrics Security Inc. and its Affiliates;

     (h) "DATE OF GRANT" means the date on which a grant of an Option is effective;

     (i) "DIRECT OR INDIRECT OWNERSHIP" of securities by a Person is calculated in accordance with the following rules:

            (i) the Person shall be deemed to own stock owned, directly or indirectly, by or for his brothers and sisters (including half-brothers and half-sisters), spouse, ancestors and lineal descendants, and

            (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries;

     (j) "DISABILITY" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months which causes an individual to be unable to engage in any substantial gainful activity;

     (k) "DISINTERESTED PERSON" means a director who qualifies as a "Disinterested Person" as defined in subclause 240.16b-3(b)(2)(i) of Title 17 of the Code of Federal Regulations of the United States; meaning a director who has not been granted or awarded equity securities pursuant to the Plan or any other plan of the Company for one year prior to the initiation of his service as an administrator of the Plan, other than securities received pursuant to an annual retainer fee;

     (l) "DISPOSITION" includes a sale, exchange, gift, or transfer of legal title, but does not include a pledge, hypothecation, transfer from a descendent to an estate, transfer by bequest or inheritance, or the other excepted circumstances referred to in section 424(c) of the Code;

     (m) "DOMESTIC RELATIONS SUCCESSOR" means a person entitled to receive transfer of ownership of an Option pursuant to a Qualified Domestic Relations Order;

     (n)    "EFFECTIVE DATE" means the effective date of this Plan, which is

            August 21, 2000;

     (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

     (p)    "FAIR MARKET VALUE" means:

            (i) where the Shares are listed for trading on the OTC BB and or NQB, the closing price of the Shares on the OTC BB and or NQB,

            (ii) where the Shares are not publicly traded, the value which is determined by the Committee to be the fair value of the Shares at the Date of Grant, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arm's length;

     (q)    "GUARDIAN" means the guardian, if any, appointed for an Optionee;

     (r) "ISO" means an Option granted to an employee of the Company that qualifies as an "incentive stock option" for purposes of section 422 of the Code and is therefore subject to favourable tax treatment under the Code;

     (s)    "ISO OPTIONEE" means an Optionee to whom an ISO has been granted;

     (t) "MODIFICATION" means any change in the terms of an Option which gives the Optionee additional benefits under the Option, but such change shall not include a change in the terms of an Option:

            (i) to make the Option not transferable other than by will or the laws of descent and distribution,

            (ii) to make the Option exercisable only by the Optionee during his lifetime,

            (iii) in the case of an Option not immediately exercisable in full, to accelerate the time within which the Option may be exercised, or

            (iv) attributable to the issuance or assumption of an Option by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation if the new Option or assumption of the old Option does not give the Optionee additional benefits which he did not have under the old Option;

     (u) "NON-ISO" means an Option that is not an "incentive stock option" for purposes of section 422 of the Code, and is therefore not subject to favourable tax treatment under the Code;

     (v) "NON-ISO OPTIONEE" means an Optionee to whom a Non-ISO has been granted;

     (w) "OPTION" means an option to purchase Shares granted pursuant to the terms of this Plan;

     (x) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee, specifying the terms of the Option being granted to the Optionee under the Plan;

     (y) "OPTION PRICE" means the price at which an Option is exercisable to purchase Shares;

     (z)   "OPTIONEE" means a person to whom an Option has been granted;

     (aa) "PARENT CORPORATION" means any corporation in an unbroken chain of corporations ending with the Company if, at the Date of Grant, each corporation other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

     (bb) "PERSON" means a natural person, company, government, or political subdivision or agency of a government; and where two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed to be a Person;

     (cc)  "PLAN" means this Stock Option Plan of the Company;

     (dd) "QUALIFIED DOMESTIC RELATIONS ORDER" means a judgement or order which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of an Optionee, made pursuant to domestic relations law of a state of the United States, and which meets all the requirements of section 414(p) of the Code;

     (ee)  "QUALIFIED SUCCESSOR" means a person who is:

           (i) entitled to wonership of an Option upon the death of an ISO Optionee, pursuant to a will or the applicable laws of descent and distribution upon death, or

           (ii)  a Domestic Relations Successor of an Optionee;

     (ff) "SHARES" means the common shares without par value in the capital of the Company;

     (gg) "SUBSIDIARY CORPORATION" means any corporation in an unbroken chain of corporations beginning with the Company if, at the Date of Grant, each of the corporations other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

     (hh) "TERM" means the period of time during which an Option is exercisable;

     (ii)  "TERMINATING EVENT" means:

           (i)   the dissolution or liquidation of the Company,

           (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation,

           (iii) the sale or other disposition of all or substantially all of the assets of the Company,

           (iv) the occurrence of an event whereby any Person or entity becomes the Beneficial Owner of Shares representing 50% or more of the combined voting power of the voting securities of the Company, or

           (v) a material change in the capital structure of the Company that is deemed to be a Terminating Event by virtue of the last sentence of Section 11.1 of this Plan or by virtue of section 11.4 of this Plan;

     (jj) "OTC BB" means the Over The Counter "Bulletin board", NQB is the National Quotation Bureau

2.   STATEMENT OF PURPOSE

2.1 PRINCIPAL PURPOSES - The principal purposes of the Plan are to provide the Company with the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company; to create in such individuals a proprietary interest in, and a greater concern for, the welfare and success of the Company; to encourage such individuals to remain with the Company; and to attract new employees, officers, directors and consultants to the Company.

2.2 ISO AND NON-ISOS - Under this Plan, the Company may grant either ISOs or Non-ISOs. Each ISO granted hereunder is intended to constitute an "incentive stock option", for the purposes of section 422 of the Code, and this Plan and each such ISO is intended to comply with all of the requirements of Section 422 of the Code and of all other provisions of the Code applicable to "incentive stock options" and to plans issuing the same. Each Non-ISO granted hereunder is intended to constitute an Option that is not an "incentive stock option" for the purposes of section 422 of the Code, and that does not comply with the requirements of Section 422 of the Code.

2.3 BENEFIT TO SHAREHOLDERS - The Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of the highest caliber by offering them an opportunity to share in any increase in value of the Shares resulting from their efforts.

3.   ADMINISTRATION

3.1 BOARD OR COMMITTEE - The Plan shall be administered by the Board or by a Committee appointed in accordance with Section 3.2 or 3.4(b) below.

3.2 APPOINTMENT OF COMMITTEE - The Board may at any time appoint a Committee, consisting of not less than two of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

3.3 QUORUM AND VOTING - A majority of the members of the Committee shall constitute a quorum, and, subject to the limitations in this Section 3, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee who are not Disinterested Persons may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him).

3.4 ADMINISTRATION OF PLAN UPON REGISTRATION OF EQUITY SECURITIES - Notwithstanding the foregoing provisions of this Section 3, if the Company registers any class of any equity security pursuant to section 12 of the Exchange Act the Plan shall, from the effective date of such registration until six months after the termination of such registration, be administered as follows:

     (a) the Plan shall be administered by the Board so long as each member of the Board is a Disinterested Person; and,

     (b) if at any time not all members of the Board are Disinterested Persons, then the board shall appoint a Committee consisting of two or more of its members, all whom are Disinterested Person, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members (all of whom shall be Disinterested Persons), remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan so long as all members of the Board are Disinterested Person. At no time shall a person who is not a Disinterested Person serve on the Committee appointed under this Section 3.4(b), nor shall such Committee at any time consist of less than two members of the Board.

3.5 POWERS OF COMMITTEE - Any Committee appointed under Section 3.2 or 3.4(b) above shall have the authority to do the following:

        (a)    administer the Plan in accordance with its express terms;

        (b) determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Shares;

        (c) correct any defect, supply any information, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary to advisable to carry out the purposes of the Plan;

        (d) prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

        (e) determine the duration and purposes of leaves of absence from employment which may be granted to Optionees without constituting a termination of employment for purposes of the Plan;

        (f)    do the following with respect to the granting of Options:

               (i) determine the employees, officers, directors, or consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan,

               (ii) determine whether such Options shall be ISOs or Non-ISOs,

               (iii) determine the terms and provisions of the Option Agreement to be entered into with any Optionee (which need not be identical with the terms of any other Option Agreement),

               (iv) amend the terms and provisions of Option Agreements, provided the Committee obtains:

                      (A)    the consent of the Optionee; and

                      (B) the approval of any stock exchange on which the Company is listed,

               (v)    determine when Options shall be granted,

               (vi) determine the number of Shares subject to each Option, and

        (g) make all other determinations necessary or advisable for administration of the Plan.

3.6 OBTAIN REGULATORY APPROVALS - In administering this Plan the Committee will obtain any regulatory approvals which may be required pursuant to applicable securities laws or the rules of any stock exchange on which the Company is listed.

3.7 ADMINISTRATION BY COMMITTEE - The Committee's exercise of the authority set out in Section 3.5 shall be consistent with the intent that ISOs issued under the Plan be qualified under the terms of Section 422 of the Code, and that Non-ISOs shall not be so qualified. All determinations made by the Committee in good faith on matters referred to in Section 3.5 shall be final, conclusive, and binding upon all Person. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan. In addition, the Committee's administration of the Plan shall in all respects be consistent with the policies and rules of the VSE governing the granting of stock options for so long as the Shares are listed on the VSE and any other regulatory authorities having jurisdiction.

4.      ELIGIBILITY

4.1 ELIGIBILITY FOR ISOS - ISOs may be granted to any employee of the Company, including directors or officers of the Company who are employees of the Company. An Optionee who is not an employee of the Company is not eligible to receive an ISO under the Plan.

4.2 ELIGIBILITY FOR NON-ISOS - Non-ISOs may be granted to any employee, officer, director or consultant of the Company.

4.3 NO VIOLATION OF SECURITIES LAWS - No Option shall be granted to any Optionee unless the committee has determined that the grant of such Option and the exercise thereof by the Optionee will not violate the securities law of the jurisdiction where the Optionee resides.

4.4 LIMIT ON MAXIMUM GRANT TO ANY OPTIONEE - Notwithstanding anything in this Plan to the contrary, no officer or employee of the Company shall receive Options exercisable for more than 1,875,000 Shares over any three year period.

5.      SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES - The Committee, from time to time, may grant Options to purchase an aggregate of up to 3,750,000 Shares, subject to the Board of Directors approval, to be made available from authorized, but unissued or reacquired, Shares, provided that not more than 1,875,000 options may be granted to directors and officers in management, administration and investor relations and the remaining options may be granted to employees and consultants and members of any advisory board working in the marketing and commercialization of the Company products. In calculating the foregoing 3,750,000 Shares, the Committee shall include all Shares subject to options outstanding prior to the Effective Date of the Plan. The foregoing number of Shares shall be adjusted, where necessary, to take account of the events referred to in Section 11 thereof.

5.2 DECREASE IN NUMBER OF SHARES SUBJECT TO PLAN - Upon exercise of an Option, the number of Shares thereafter available under the Plan and under the Option shall decrease by the number of Shares as to which the Option was exercised.

5.3 EXPIRY OF OPTION - If an Option expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

5.4 RESERVATION OF SHARES - The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

6.      OPTION TERMS

6.1 OPTION AGREEMENT - With respect to each Option to be granted to an Optionee, the Committee shall specify the following terms in the Option Agreement between the Company and the Optionee:

        (a)    whether such Option is an ISO or an Non-ISO;

        (b) the number of Shares subject to purchase pursuant to such Option, provided that so long as the Shares are listed on the VSE, the number of Shares reserved for issuance to any one person pursuant to Options does not exceed 5% of the outstanding Shares;

        (c)    the Date of Grant;

        (d)    the Term, provided that:

               (i) the Term shall in no event be more than five years following the Date of Grant provided that while the Company is listed on the OTC BB, the Term shall be not more than two years from the Date of Grant; and

               (ii) if an ISO Option is granted to an Optionee who on the Date of

               Grant has Directo ro Indirect Ownership of more than 10% of the total combined voting power of all classes of stock of the Company, the Term of the Option shall not exceed two years;

     (e) the Option Price, provided that,

         (i) so long as the Shares are listed on the OTC BB, the Option Price can be less than the Fair Market Value of the Shares on the trading day preceding the Date of Grant; and

         (ii) if an ISO Option is granted to an Optionee who on the Date of Grant has Director or Indirect Ownership of more than 10% of the total combined voting power of all classes of stock of the Company, then the Option Price shall be the Fair Market Value of the Shares on the Date of Grant;

     (f) any vesting schedule upon which the exercise of an Option is contingent provided that each Option must be subject to a vesting schedule under which not more than 25% of the initial aggregate number of Shares which may be purchased under the Option may best in any six month period, on a cumulative basis; and

     (g) such other terms and conditions as the Committee deems advisable and are consistent with the purposes of this Plan.

6.2 NO GRANT AFTER FIVE YEARS FROM EFFECTIVE DATE - No Option shall be granted under the Plan later than five years from the Effective Date of the Plan. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan be uniform.

6.3 NO DISPOSITION FOR SIX MONTHS - An Optionee who is subject to section 16 of the Exchange Act shall not make a Disposition of any Shares issued upon exercise of an Option unless at least six months has elapsed between the Date of Grant of the Option and the date of Disposition of the Shares issued upon exercise of such Option.

7    LIMITATION ON GRANTS OF OPTIONS

7.1  NON-ISO IF EXCEED $100,000 (US) - If the aggregate Fair Market Value of:

     (a) Shares underlying ISOs which have been granted to an Optionee under this Plan and which are exercisable for the first time during a calendar year, and

     (b) Shares underlying incentive stock options which have been granted to such Optionee under any other plan of the Company and which are exercisable for the first time during that calendar year,

exceeds $100,000 (US), as such amount may be adjusted from time to time under

Section 422(d) of the code, then to the extent of such excess such Options shall be treated as Non-ISOs.

7.2 ISO OPTIONEE OWNING GREATER THAN 10% OF VOTING SECURITIES - The Committee may grant an ISO to an employee of the Company who, at the Date of Grant, owns securities of the Company representing more than 10% of the total combined voting power of all classes of stock of the Company only if:

     (a) the Option Price is at least Fair Market Value of the Shares at the Date of Grant; and

     (b) the Term is five years or less.

8.   EXERCISE OF OPTION

8.1 METHOD OF EXERCISE - Subject to any limitations or conditions imposed upon an Optionee pursuant to the Option Agreement or Section 6 above, an Optionee may exercise an Option by giving written notice thereof to the Company at its principal place of business or as otherwise indicated by the Company in writing.

8.2 PAYMENT OF OPTION PRICE - The notice described in Section 8.1 shall be accompanied by full payment of the aggregate Option Price to the extent the Option is so exercised, and full payment of any amount the Company determines must be withheld for tax purposes from the Optionee pursuant to the Option Agreement. Such payment shall be:

     (a) in lawful money (US funds) in cash or by check;

     (b) at the discretion of the Committee and if such form of payment is permitted under the corporate laws then governing the Company, by delivery of the Optionee's personal recourse note bearing interest at a rate deemed appropriate by the Committee;

     (c) at the discretion of the Committee, and subject to all applicable securities laws, through delivery by the Optionee and/or withholding by the Company, of Shares having a market value as of the date of exercise equal to the cash exercise price of the Option plus any amounts that the Company determines must be withheld from the Optionee for US or Canadian tax purposes. The market value of each of the Shares on the date of delivery shall be determined in good faith by the committee, which determination shall be binding for all purposes hereunder; or

     (d) at the discretion of the Committee, by any combination of Sections 8.2(a) to 8.2(c) above.

8.3 ISSUANCE OF STOCK CERTIFICATE - As soon as practicable after exercise of an Option in accordance with Sections 8.1 and 8.2 above, the Company shall issue a stock certificate evidencing the Shares with respect to which the Option has been exercised. Until the issuance of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

9.   TRANSFERABILITY OF OPTIONS

9.1 NON-TRANSFERABLE - Except as provided otherwise in this Ectin 9, Options are non-assignable and non-transferable.

9.2 DEATH OF OPTIONEE - If the employment of an Optionee as an employee or consultant of the Company, or the position of an Optionee as a director of the Company, terminates as a result of his or her death, any Options held by such Optionee shall pass to the Qualified Successor of the Optionee, and

     (a) in the case of an ISO, shall be exercisable by the Qualified Successor for a period of six months following such death, and

     (b) in the case of a Non-ISO, shall be exercisable by the Qualified Successor for a period of 12 months following such death.

9.3 DISABILITY OF OPTIONEE - If the employment of an Optionee as an employee or consultant of the Company, or the position of an Optionee as a director of the Company, is terminated by the Company by reason of such Optionee's Disability, any Option held by such Optionee that could have been exercised immediately prior to such termination of employment shall be exercisable by such Optionee, or by his Guardian, for a period of one year following the termination of employment of such Optionee.

9.4 DISABILITY AND DEATH OF OPTIONEE - If an Optionee who has ceased to be employed by the Company by reason of such Optionee's Disability dies within six months after the termination of such employment, any Option held by such Optionee that could have been exercised immediately prior to his or her death shall pass to the Qualified Successor of such Optionee, and shall be exercisable by the Qualified Successor

     (a) in the case of an ISO, for a period of six months following the death of such Optionee, and

     (b) in the case of a Non-ISO, for a period of 12 months following the death of such Optionee.

9.5 QUALIFIED DOMESTIC RELATIONS ORDER - In the event that a Qualified Domestic Relations Order mandates the transfer of any Option that could have been exercised immediately prior to the issuance of such order, such Option shall pass to the Domestic Relations Successor, and shall be exercisable by such person or persons in accordance with the terms of the applicable Option Agreement.

9.6 VESTING - Options held by a Qualified Successor or Exercisable by a Guardian shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

9.7 UNANIMOUS AGREEMENT - If two or more persons constitute the Qualified Successor or the Guardian of an Optionee, the rights of such Qualified Successor or such Guardian shall be Exercisable only upon the unanimous agreement of such persons.

9.8 DEEMED NON-INTERRUPTION OF EMPLOYMENT - Employment shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Optionee's right to reemployment with the Company is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Optionee's reemployment is not so guaranteed, then his or her employment shall be deemed to have terminated on the ninety-first day of such leave.

10.  TERMINATION OF OPTIONS

10.1 TERMINATION OF OPTIONS - To the extent not earlier exercised or terminated in accordance with section 9 above, an Option shall terminate at the earliest of the following dates:

     (a) the termination date specified for such Option in the Option
         Agreement;

     (b) where the Optionee's position as an employee, consultant or director of the Company is terminated for just cause, the date of such termination for just cause;

     (c) where the Optionee's position as an employee, consultant or director of the Company terminates for a reason other than the Optionee's Disability, death, or termination for just cause, 30 days after such date of termination, or upon the Optionee making written application to the Committee and receiving the written consent of the Committee, which consent may be given at the discretion of the Committee, up to 90 days after such date of termination.

     (d) the date of any sale, transfer, assignment or hypothecation, or any attempted sale, transfer, assignment or hypothecation, of such Option in violation of Section 9.1 above; and

     (e) the date specified in Section 11.2 below for such termination in the event of a Terminating Event.

11.  ADJUSTMENTS TO OPTIONS

11.1 ALTERATION IN CAPITAL STRUCTURE - If there is a material alteration in the capital structure of the Company resulting from a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder of any such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation (a) a change in the number of kind of shares of stock of the Company covered by such Options, and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 11.1, neither (I) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services, nor (ii) the conversion of outstanding preferred shares of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company. If the Committee determines that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event for the purposes of this Plan.

11.2 TERMINATING EVENTS - Subject to Section 11.3, all Options granted under the Plan shall terminate upon the occurrence of a Terminating Event.

11.3 NOTICE OF TERMINATING EVENT - The Committee shall give notice to Optionees not less than thirty days prior to the consummation of a Terminating Event. Upon the giving of such notice, all Options granted under the Plan shall become immediately exercisable, notwithstanding any contingent vesting provision to which such Options may have otherwise been subject.

11.4 CORPORATE REORGANIZATION - In the event of a reorganization as defined in this Section 11.4 in which the company is not the surviving or acquiring corporation, or in which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no Modification of any such Option occurs, all Options granted under this Plan shall terminate and such event shall be deemed a Terminating Event. For purposes of this Section 11.4, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

11.5 ACCELERATION OF DATE OF EXERCISE - The committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that, without the consent of the Optionee with respect to any Option, the committee shall not accelerate the date of any installment of any Option granted to an employee as an ISO (and not previously converted into a Non-ISO pursuant to Section 13 below) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section
7.1 above.

11.6 DETERMINATIONS TO BE MADE BY COMMITTEE - Adjustments and determinations under this Section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

12.  TERMINATION AND AMENDMENT OF PLAN

12.1 TERMINATION OF PLAN - Unless earlier terminated as provided in Section 11 above or in Section 12.2 below, the Plan shall terminate on, and no Option shall be granted under the Plan, after five years has passed from the Effective Date of the Plan.

12.2 POWER OF COMMITTEE TO TERMINATE OR AMEND PLAN - Subject to the approval of any stock exchange on which the Company is listed, the Committee may terminate, suspend or amend the terms of the Plan; provided, however, that, except as provided in Section 11 above, the Committee may not do any of the following without obtaining, within 12 months either before or after the Committee's adoption of a resolution authorizing such action, approval by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws, or by the written consent of the holders of a majority of the securities of the Company entitled to vote:

     (a) increase the aggregate number of Shares which may be issued under the Plan;

     (b) materially modify the requirements as to eligibility for participation in the Plan, or change the designation of the employees or class of employees eligible to receive ISOs under the Plan;

     (c) materially increase the benefits accruing to participants under the Plan; or

     (d) make any change in the terms of the Plan that would cause the ISOs granted hereunder to lose their qualification as "incentive stock options" under Section 422 of the Code.

12.3 NO GRANT DURING SUSPENSION OF PLAN - No Option may be granted during any suspension, or after termination, of the Plan. Amendment, suspension, or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

13.  CONVERSION OF ISOS INTO NON-ISOS

13.1 CONVERSION OF ISOS INTO NON-ISOS - At the written request of any ISO Optionee, the Committee may in its discretion take such actions as may be necessary to convert such exercised on the date of conversion into Non-ISOs at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company at the time of such conversion. Such actions include, but shall not be limited to, extending the exercise period of such ISOs. At the time of such conversion, the Committee, with the consent of the Optionee, may impose such conditions on the exercise of the resulting Non-ISOs as the Committee in its discretion may determine, provided that such conditions are consistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-ISOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

14.  CONDITIONS PRECEDENT TO ISSUANCE OF SHARES

14.1 COMPLIANCE WITH SECURITIES LAWS - Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of such Shares comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state or provincial securities law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed or otherwise traded.

14.2 REPRESENTATIONS BY OPTIONEE - As a condition precedent to the exercise of any Option, the Company may require the Optionee to represent and warrant, at the time of exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such representations and warranties are required by any applicable law.

14.3 REGULATORY APPROVAL TO ISSUANCE OF SHARES - The Company's inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such Shares.

15.  USE OF PROCEEDS

15.1 USE OF PROCEEDS - Proceeds from the sale of Shares pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Company and shall be used for general corporate purposes.

16.  NOTICES

16.1 NOTICES - All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given, in which case notice shall be deemed to have been duly given on the date of such service; telefaxed, in which case notice shall be deemed to have been duly given on the date the telefax is sent; or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have duly given on the tenth postal delivery day following the date of such mailing.

17.  MISCELLANEOUS PROVISIONS

17.1 NO OBLIGATION TO EXERCISE - Optionees shall be under no obligation to exercise Options granted under this Plan.

17.2 NO OBLIGATION TO RETAIN OPTIONEE - Nothing contained in this Plan shall obligate the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Company to reduce such Optionee's compensation.

17.3 BINDING AGREEMENT - The provisions of this Plan and each Option Agreement with an Optionee shall be binding upon such Optionee and the Qualified Successor or Guardian of such Optionee.

17.4 USE OF TERMS - Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

18.  SHAREHOLDER APPROVAL TO PLAN

18.1 SHAREHOLDER APPROVAL TO PLAN - this Plan must be approved by a majority of the votes cast at a meeting of the shareholders of the Company, other than votes attaching to securities beneficially owned by:

     (a) insiders of the Company, meaning directors, officers and greater than 10 percent shareholders; and

     (b)  Associates of persons referred to in (a).

19.  EFFECTIVE DATE OF PLAN

19.1 EFFECTIVE DATE OF PLAN - this Plan was adopted by the Board of Directors on August 21, 2000, and will be submitted to the shareholders of the Company for approval via action by written consent of the shareholders of the Company. The Effective Date of the Plan is August 21, 2000, provided that any Options granted pursuant to the Plan prior to the date on which shareholder approval to the Plan is given may not be exercised until the Plan and any such Options receive shareholder approval.

                                   EXHIBIT G

     1)   Reg S Shareholder list

                                   EXHIBIT G

                         REG. S CANADIAN SHAREHOLDERS


--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
1.  Biggan, Alex                      1,000-                 $1,000.00

987 Glenview Place
Victoria, B.C
V9B 4S8
Phone# (250) 478-8989
--------------------------------------------------------------------------------
2.  Barrington-Foot, Joan             2,000-                 $2,000.00

    3950 Hillcrest Ave,
    North Vancouver, B.C
    V7R 4B6
    Phone# (604) 986-2770
--------------------------------------------------------------------------------
3.  Brodkin, Gary                     25,000-                $2,000.00

    P.O Box 458 Westmount Station
    Montreal, Quebec
    113Z 2T6
    Phone#(514) 842-3666
     Fax# (514) 842-5666
--------------------------------------------------------------------------------
4.  Barton, Craig                     50,000-                $50,000.00

    44843 S. Sumas Rd.
    Chilliwack, B.C
    V2R 4B7
    Phone# (604) 858-4790
--------------------------------------------------------------------------------
5.  Bove, Delia                       1,000-                 $1,000.00

    1839 East 2nd Ave
    Vancouver, B.C
    V5N 1B3
    Phone#(604) 255-2366
          (604) 272-7585
--------------------------------------------------------------------------------
6.  Chaudhary, Fazilat                6,500-                 $6,500.00

    #302-2025 Stephen St.
    Vancouver, B.C
    V6K 3W2
    Phone# (604) 731-6259
--------------------------------------------------------------------------------
7.  Cook, Gary                        20,000-                $20,000.00

    3801 Northcliff
    Montreal, Quebec
    114A 3K9
    Phone#(514) 484-7668
--------------------------------------------------------------------------------


                         REG. S CANADIAN SHAREHOLDERS

--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
8.  Cook, Bill                        30,000-                $30,000.00

    1315 Dumfries Rd.
    Montreal, Quebec
    113P 2R2
    Phone# (514) 342-0525
--------------------------------------------------------------------------------
9.  Cook, Rosemarie                   5,000-                 $5,000.00

    1315 Dumfries Rd.
    Montreal, Quebec
    113P 2R2
    Phone# (514) 342-0525
--------------------------------------------------------------------------------
10. Combrink, J Henrey                4,000-                 $4,000.00

    C/o C&S Insurance
    #200-4170 Stillcreek Dr.
    Burnaby, B.C
    V5C 606
    Phone# (604) 576-1934
           (604) 421-7986
--------------------------------------------------------------------------------
11. Cocham Inc.                       55,000-                $55,000.00

    1315 Domfries Rd.
    Montreal, Quebec
    113P 2R2
    Phone# (514) 324-0525
--------------------------------------------------------------------------------
12. Coulombe, Marc Andre              5,000-                 $5,000.00

    1155 Rene Levesque
    Montreal, Quebec
    145B 3V2
--------------------------------------------------------------------------------
13. Dixon, James                      25,000-                $25,000.00

    400-999 West Hastings
    Vancouver, B.C
    V6C 2W2
    Phone# (604) 689-0400
--------------------------------------------------------------------------------


                         REG. S CANADIAN SHAREHOLDERS

--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
14. Din, Sabra                        2,000-                 $2,000.00

    2746 W. 11th Ave.
    Vancouver, B.C
    V6K 2L9
    Phone# (604) 734-3808
--------------------------------------------------------------------------------
15. Dupont, Steff                     2,500-                 $2,500.00

    P.O. Box 193
    Pierreford Station
    Quebec
    H9H 4K9
    Phone# (514) 523-0905
--------------------------------------------------------------------------------
16. Gafney, Maccullinen               5,000-                 $5,000.00

    H699 64B Ave.
    Delta, B.C
    Phone# (604) 591-7708
--------------------------------------------------------------------------------
17. Ginaneswaran, Thangarajah         1,000-                 $1,000.00

    #204 5840 East Blvd
    Vancouver, B.C
    V6M 3V3
    Phone# (604) 274-2891
--------------------------------------------------------------------------------
18. Goldberg, Jacob                   7,000-                 $7,000.00

    #205-2225 West 8th Ave.
    Vancouver, B.C
    V6K 2A6
    Phone# (604) 738-4727
--------------------------------------------------------------------------------
19. Godfrey, Richard                  2,0000-                $20,000.00

    Box 350
    Whaletown, B.C
    V0P 1Z0
    Phone# (250) 935-6981
--------------------------------------------------------------------------------
20. Gertler, David                    10,000-                $10,000

    #2503-1455 Sherbrooke St. W
    Montreal, Quebec
    H3G 1L2
    Phone# (514) 933-1001
--------------------------------------------------------------------------------


                         REG. S CANADIAN SHAREHOLDERS

--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
21. Hanna, Bob                        5,000-                 $5,000.00

    141 De la Roche
    Pointe Claire
    Montreal, Quebec
    Phone# (514) 428-4322
--------------------------------------------------------------------------------
22. Kerman, Mervin                    10,000-                $10,000.00

    40 Aberdeen ave.
    Westmont, Quebec
    113Y 3A4
    Phone# (514) 932-4393
--------------------------------------------------------------------------------
23. Louis Antoine Inc.                10,000-                $10,000.00

    1115 Rene Levesque Blvd West 400
    Montreal, Quebec
    H3B 3V4
    Phone# (514) 397-3395
--------------------------------------------------------------------------------
24. Melloy, David                     50,000-                $50,000.00

    1649 West 29th Ave.
    Vancouver, B.C
    V6J 2Z8
    Phone# (604) 891-6300
--------------------------------------------------------------------------------
25. Mahoney, John                     50,000-                $50,000.00

    Pent.1 1575 West 10th Ave.
    Vancouver, B.C
    V6J 5L1
    Phone# (604) 737-0032
--------------------------------------------------------------------------------
26. Melanor Ltd                       150,000-               $150,000.00

    214-1118 Homer St.
    Vancouver, B.C
    V6B 6L5
    Phone# (604) 657-5052
           (604) 732-3037
--------------------------------------------------------------------------------
27. Nishi, Frank                      5,000-                 $5,000.00

    #310-1880 East Kent Ave
    Vancouver, B.C
    VSP 287
    Phone# (604) 430-8849
--------------------------------------------------------------------------------


                         REG. S CANADIAN SHAREHOLDERS

--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
28. O'Sullivan, John                 10,000-                 $10,000.00

    47 Standland Drive
    Scarbrough, Ontario
    MIM 2G5
    Phone# (416) 267-4460
--------------------------------------------------------------------------------
29. O'Sullivan, Tom                   5,000-                $ 5,000.00

    261 Richardson St.
    Pickering, Ontario
    LIV 6B8
    Phone# (905) 509-2053
           1-800-310-7990
--------------------------------------------------------------------------------
30. Pang, Patsy                      25,000-                $25,000.00

    710-1268 West 9th
    Vancouver, B.C
    V611 1G6
    Phone# (604) 738-8681
--------------------------------------------------------------------------------
31. Pasnak, Al                        5,000-                $ 5,000.00

    2905 St. Kilda Ave.
    North Vancouver, B.C
    V7N 2A8
    Phone# (604) 980-4150
--------------------------------------------------------------------------------
32. Phillips, Andrew                 10,000-                $10,000.00

    91 Harwood Gate
    Beaconfield, Quebec
    H9W 3N1
    Phone# (501) 426-8926
--------------------------------------------------------------------------------
33. Rehmann, John                     1,000-                $ 1,000.00

    26656-28A Ave.
    Aldergrove, B.C
    V4W 3A7
    Phone# (604) 607-7795
--------------------------------------------------------------------------------


                         REG. S CANADIAN SHAREHOLDERS

--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
34. Riley, Phil                       9,500-                $ 9,500.00

    19887-68th Ave.
    Langley, B.C
    V2Y H18
    Phone# (604) 882-0772
--------------------------------------------------------------------------------
35. Sigurdur, Joe                    10,000-                $10,000.00

    2202 - 10 Laguna Crt.
    New Westminster, BC
    V3M 6W3
    Phone# (604) 253-4221
--------------------------------------------------------------------------------
36. Stephani, June                   10,000-                $10,000.00

    2031 Parkway Blvd.
    Coquitlam, BC
    V3E 3J8
    Phone# (604) 468-4898
--------------------------------------------------------------------------------
37. Sunquest Inv. Corp.              20,000-                $20,000.00

    1658 Orkney Place
    North Vancouver, BC
    V7H 2Z1
    Phone# (604) 609-0555
--------------------------------------------------------------------------------
38. Shearar, Stewart                  4,000-                $ 4,000.00

    Seymour River Place
    North Vancouver, BC
    V7H 1S6
    Phone# (604) 421-7986
--------------------------------------------------------------------------------
39. Susan, Creese                     1,000-                $ 1,000.00

    #203-333 West 4th St.
    North Vancouver, BC
    V7M 1J2
    Phone# (604) 253-1221
--------------------------------------------------------------------------------
40. Simons, Bob & Irene              25,000-                $25,000.00

    8th Flr-5945 Kathleen Ave
    Goldtower, Metrotown
    Burnaby, BC
    V5H 4T7
    Phone# (604) 436-0939
--------------------------------------------------------------------------------


                         REG. S CANADIAN SHAREHOLDERS

--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
41. Tomozer-Ritz, Loreen              1,000-                $ 1,000.00

    Brentwood Mall
    4567 Lougheed Hwy 72,
    Burnaby, BC
    V5C 4A1
    Phone# (604) 665-6690
--------------------------------------------------------------------------------
42. Thobani, Salma                    3,000-                $ 3,000.00

    4875 62 St.
    Delta, BC
    V4K 3M1
    Phone# (604) 940-9223
--------------------------------------------------------------------------------
43. Walker, Chuck                    10,000-                $10,000.00

    701-3105 Deer Ridge Dr
    West Vancouver, BC
    V7S 4W1
    Phone# (604) 922-4210
--------------------------------------------------------------------------------
44. Watson, Pat                       1,000-                $ 1,000.00

    6800 Francis Rd
    Richmond, BC
    V3J 4H7
    Phone# (604) 271-2866
--------------------------------------------------------------------------------
45. Williams, Adrienne               16,000-                $16,000.00

    Gundy Co-Intrust for RRSP         4,000-                $ 4,000.00
    2 Creeks End Lane
    Nepean, ONT
    K2H 1C7
    Phone# (613) 783-7800
--------------------------------------------------------------------------------
46. Wiebe, Robert                    10,000-                $10,000.00

    307-620 Leah Ave
    Coquitlam, BC
    V3J 4H7
    Phone# (604) 936-6412
--------------------------------------------------------------------------------
47. In Touch Com.                     5,000-                $ 5,000.00

    210-1118 Homer St.
    Vancouver, BC
    V6V 6L5
    Phone# (604) 609-0555
--------------------------------------------------------------------------------

                          REG. S U.S. SHAREHOLDERS

--------------------------------------------------------------------------------
     Name                              Shares                   Amount
--------------------------------------------------------------------------------
1.  Gertler Coleman                   15,000                 $15,000.00

    66 Evergreen Court
    Milwaukee- WI
    53217
    Phone# (414) 351-0665
      Fax# (414) 351-5660
--------------------------------------------------------------------------------